UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2018
NEXEO SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36477	46-5188282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)The Company held its Annual Meeting of Stockholders on January 30, 2018, at which the matters set forth below in response to Item 5.07(b) were submitted to a vote of the Company’s stockholders. Percentages are based on the total votes cast on the proposal.

(b)The stockholders elected the following director nominees as Class II directors. The Class II directors term will expire at the Company’s 2021 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian A. Selmo	76,142,364	1,339,740	4,093,770
Nathan H. Wright	76,115,899	1,366,205	4,093,770

The stockholders voted as set forth below on the following proposals:

	Votes For	Against	Abstentions
Ratification of the Company's Independent Registered Public Accounting Firm	81,515,219	60,655	—

	Votes For	Against	Abstentions	Broker Non-Votes
Non-Binding Advisory Vote on Executive Compensation	77,232,340	49,846	199,918	4,093,770

As of the record date, December 5, 2017, there were 89,741,309 shares of common stock outstanding and entitled to vote at the Annual Meeting of Stockholders. On the meeting date, holders of 81,575,874 shares were present in person or by proxy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS, INC.

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Administrative Officer

Dated: February 5, 2018